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                                                                      EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87658) pertaining to the ValuJet Airlines, Inc. 1993 Incentive Stock Option Plan and the ValuJet Airlines, Inc. 1994 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-91624) pertaining to the ValuJet Airlines, Inc. 1995 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-33887) pertaining to the ValuJet, Inc. 1994 Employee Stock Trust, in the Registration statement (Form S-8 No. 33-98566) pertaining to the Airways Corporation 1995 Stock Option Plan and 1995 Director Stock Option Plan and in the Registration Statement (Form S-3 No. 33-83048) of ValuJet Airlines, Inc. of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                         ERNST & YOUNG LLP


Atlanta, Georgia
March 26, 1998